UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities

As of March 1, 2023, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on March 24, 2023) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of March 1, 2023 (number of shares finalized on March 24, 2023)	1,372,201	$32,601,704

Item 7.01. Regulation FD Disclosures

March 2023 Distributions

On March 24, 2023, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1600	$0.0200	$0.0000	$0.1800
Class S Common Shares	$0.1600	$0.0200	$0.0172	$0.1628
Class D Common Shares	$0.1600	$0.0200	$0.0050	$0.1750

The distributions for each class of Shares are payable to shareholders of record as of the open of business on March 31, 2023 and will be paid on or about April 26, 2023. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On January 20, 2023, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made on or around March 29, 2023, April 26, 2023 and May 26, 2023 for shareholders of record as of February 28, 2023, March 31, 2023 and April 28, 2023, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of February 28, 2023, unless otherwise noted)

For the month ended February 28, 2023, the Fund’s net asset value (“NAV”) per share was $23.76, up 0.5% from $23.64 as of January 31, 2023. The Fund’s 1-month, 3-month and inception-to-date returns through February 28, 2023 were 1.3%, 4.9% and 3.5%, respectively (for Class I common shares).1 The Fund currently offers a distribution rate of 9.1% (for Class I common shares), including the special dividend announced in January.2

As of February 28, 2023, our portfolio was approximately $4.3 billion based on fair market value across 128 issuers and 45 industries. Our portfolio remained defensively positioned with 99% first lien debt investments and 98% floating rate debt investments based on fair market value. The median EBITDA of our portfolio companies was $220 million, and the portfolio’s net loan-to-value and interest coverage were 40%, and 2.3x, respectively.3 As of February 28, 2023, there were no investments on non-accrual status.

We continue to manage our capital cushion and liquidity with the lens of maximizing our ability to capitalize on attractive investment opportunities. Given the current market environment, we have chosen to operate at the low end of our target leverage range of 1.0x to 1.25x net debt to equity and remain focused on enhancing our funding sources and liquidity. As of February 28, 2023, the Fund’s net leverage ratio was 0.86x, and we had approximately $1.3 billion of excess availability under our secured funding facilities.4

Select Recent Transaction Highlights:

Coupa Software

In February 2023, Apollo served as Joint Lead Arranger and Joint Bookrunner on a $2.24 billion senior secured credit facility to support Thoma Bravo’s take-private of Coupa Software. Coupa Software is a cloud-based business spend management software platform used by businesses to manage all non-employee related spend. Given our existing relationship and prior involvement with the Sponsor on similar transactions, Apollo-managed funds were invited to play a meaningful role in the financing.

1.

For Class S common shares, ADS generated returns of 1.2%, 4.7%, and 2.0% for 1-month, 3-month, and inception-to-date returns through February 28, 2023 (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 1.3%, 4.9%, and 9.3% for 1-month, 3-month, and inception-to-date returns through February 28, 2023 (inception date is July 1, 2022), respectively.

2.

Annualized distribution yield is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The Fund currently offers a distribution rate of 8.08% (for Class I common shares), excluding the special dividend announced in January.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful. Net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

4.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund as of February 28, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of February 28, 2023
Class I Common Shares	$23.76
Class S Common Shares	$23.76
Class D Common Shares	$23.76

As of February 28, 2023, the Fund’s aggregate NAV was $2.3 billion, the fair value of its investment portfolio was approximately $4.3 billion and it had approximately $2.1 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.92x. The Fund’s net leverage ratio as of February 28, 2023 was approximately 0.86x.(1)

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	14,398,490	$338,106,592
Class S Common Shares	12,320,101	$294,104,999
Class D Common Shares	128,348	$3,002,000
Private Offering:
Class I Common Shares	73,600,405	$1,815,507,786
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	100,447,344	$2,450,721,376

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: March 24, 2023	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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